UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Australian Ave South

Suite 630

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip code)

(561) 651-4160

(Registrant’s telephone number, including area code)

848 Rainbow Blvd, # 2096

Las Vegas, Florida 89107

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of the Registrant

Stock Purchase Agreement – The Cannabis Depot Holding Corp.

As previously described in the Current Report on 8-K of CREDEX CORPORATION, a Florida corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2021, on April 30, 2021, Southern Colorado Real Estate Developers, LLC, a Colorado limited liability company (“SCRED”) acquired a total of 58,492,500 shares of common stock, par value $0.001 of the Company (the “Common Stock”) or approximately 99.2% of the Company’s outstanding voting securities April 30, 2021, resulting in a change in control of the Company.

On June 17, 2021, The Cannabis Depot Holding Corp., a Nevada corporation (“Cannabis Depot”) purchased from SCRED all 58,492,500 shares of Common Stock of the Company held by SCRED for a total purchase price of $390,000 pursuant to a Stock Purchase Agreement of same date (the “Stock Purchase Agreement”), representing approximately 99.2% of the Company’s outstanding voting securities as of June 17, 2021.

The source of funds used to fund Cannabis Depot’s purchase of the 58,492,500 shares of Common Stock for $390,000 was proceeds from a private placement offering of Cannabis Depot pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act of 1933, as amended.

As a result of this transaction, a change of control of the Company occurred on June 17, 2021. Joe Cleghorn is the Manager and President of SCRED, and therefore was deemed to have voting and dispositive power over the shares of the Company’s Common Stock held by SCRED prior to the sale of SCRED’s shares to Cannabis Depot. Lawrence Taube is the Chief Executive Officer and sole director of Cannabis Depot, and is deemed to have voting and dispositive power over the 58,492,500 shares of the Company’s Common Stock acquired by Cannabis Depot on June 17, 2021 pursuant to the Stock Purchase Agreement, and held by Cannabis Depot as of the date of this Current Report on Form 8-K. Lawrence Taube is also the Chief Executive Officer and a director of the Company.

There are no other arrangements or understandings among members of either SCRED or Cannabis Depot and their associates with respect to election of directors, officers, or any other matters relating to the Company.

Item 7.01 Regulation FD Disclosure.

On June 24, 2021, the Company issued a press release discussing the acquisition of 99.2% of the Company by Cannabis Depot, as well as certain other business developments. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this Current Report on Form 8-K.

The information included in Item 7.01 to this Current Report on Form 8-K shall not be deemed to be ?filed? for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Stock Purchase Agreement dated June 17, 2021 between The Cannabis Depot Holding Corp. and Southern Colorado Real Estate Developers, LLC,
99.1	Press Release of the registrant dated June 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 24, 2021	CREDEX CORPORATION

	By:	/s/ Lawrence Taube
Lawrence Taube
Chief Executive Officer